SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated June 11, 2012, entitled-"SILVER FALCON MINING, INC. (SFMI) BRINGS NEW INVESTMENT CONSORTIUM FOR CAPITAL INFUSION"

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) BRINGS NEW INVESTMENT CONSORTIUM FOR CAPITAL INFUSION

Bradenton, Florida, June 11, 2012 - Silver Falcon Mining, Inc. (OTCBB:SFMI) is pleased to announce that a consortium of institutional investors, along with  Mr. Allen Simon, the Chairman of SFMI’s Advisory Board have agreed to and made an initial injection of capital into Silver Falcon Mining, Inc.

These investors are well aware of the capital intense requirements of this mining operation and have assured Mr. Pierre Quilliam, CEO of SFMI, of their commitment to him, to Silver Falcon Mining, Inc. and most of all, to their shareholders. Their willingness to stand by this exciting project is a testament to management's belief in the intrinsic value of War Eagle Mountain and of its operations.

About Silver Falcon Mining, Inc.

Silver Falcon Mining, Inc. (OTCBB: SFMI) is a producer, developer and explorer of mineral resources, primarily in Owyhee County, Idaho, USA, with the objective of being a profitable, low-cost, precious metal producer and creating significant growth in shareholder value.

SFMI cautions that statements made in press releases constitute forward-looking statements, and makes no guarantees of future performance and actual results/developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at time statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: June 12, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer